                                                                  Exhibit 10.13

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") entered into effective as of the 3rd day of October, 2003, by McCARTER & ENGLISH, LLP, a New
Jersey limited liability partnership, having an address of Four Gateway Center,
100 Mulberry Street, Newark, New Jersey 07102 ("Assignor") and GREENHILL & CO.,
LLC, a New York limited liability company, with an address of 300 Park Avenue,
23rd Floor, New York, New York 10022 ("Assignee")

                              W I T N E S S E T H:

     WHEREAS TST 300 Park, L.P. ("Landlord") and Assignor entered into that certain lease, dated as of April 21, 2000 (the "Lease"), a true and complete copy of which is attached hereto as Exhibit A, with respect to those certain premises consisting of the entire eighteenth floor of the Building located at
300 Park Avenue, New York, New York, all as more fully described in the Lease
(the "Leased Premises"); and

     WHEREAS Assignor desires to assign the Lease and the leasehold estate created thereunder to Assignee and, subject to the terms and conditions hereof,
Assignee desires to assume the obligations of Assignor, as tenant under the
Lease, all in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

     1. Capitalized terms not defined herein shall have the meaning as set forth in the Lease.

     2. Assignor intends, and hereby agrees to act in good faith, to deliver possession of the Leased Premises to Assignee as of November 3, 2003; provided, however, the date that Assignor actually delivers possession of the Leased
Premises to Assignee, in accordance with the terms and provisions set forth in this Assignment, including but not limited to Section 12 below, shall be the
"Assignment Date". As of the Assignment Date; (i) Assignor hereby assigns, transfers and conveys to Assignee the leasehold estate and all of its right, title and interest as tenant in, to, and under the Lease; and (ii) Assignee hereby accepts the assignment of the Lease, and the leasehold estate created thereunder, by Assignor and assumes, absolutely and irrevocably, and agrees to be bound by all the terms, covenants, provisions, and conditions of the Lease.

          a. Except as set forth in Subsection 2(b) below, Assignee acknowledges and agrees that the Leased Premises are being assigned to it in an "AS-IS",
"WHERE-IS" condition.

          b. Notwithstanding anything to the contrary herein, if during the first six (6) months of the term of this Assignment Assignee discovers the presence of asbestos (which asbestos were present in or on the Leased Premises prior to the Assignment Date), then Assignor shall, within forty-five days of
Assignee's written request therefor, reimburse Assignee for the reasonable out-of-pocket costs and expenses incurred by Assignee to encapsulate such asbestos; provided, however, Assignee hereby agrees to pay the first $15,000 of costs and expenses for such encapsulation.

     3. Notwithstanding anything contained in this Agreement to the contrary,
Assignor hereby indemnities and agrees to hold Assignee harmless from and against any loss, damage, liability, cost or expenses (including reasonable attorneys' fees and court costs) resulting to Assignee by virtue of the failure by Assignor to perform or comply with any term, covenant, or condition of the
Lease required to be performed or complied with, or any other matter accruing under the Lease, prior to the Assignment Date. Notwithstanding anything contained in this Agreement to the contrary, Assignee hereby indemnifies and agrees to hold Assignor harmless from and against any loss, damage, liability, cost or expenses (including reasonable attorneys' fees and court costs)
resulting to Assignor by virtue of Assignee's failure to perform or comply with any term, covenant, or condition of the Lease required to be performed or complied with, or any other matter accruing under the Lease, on or after the
Assignment Date (including, without limitation, during any period beyond the original term of the Lease, whether as the result of a holdover, an extension or modification of the Lease, or otherwise).

     4. Assignee acknowledges and agrees that the assignment effectuated hereby, together with the Consent of Landlord to be obtained in accordance with the provisions of Section 6 hereof, shall release and relieve Assignor from any liability or obligation to Landlord under the provisions, covenants and conditions of the Lease to the extent the same may arise on or after the
Assignment Date; provided, however, nothing in this Section 4 or in Paragraph 9 of the Landlord's Consent to Assignment and Amendment to Lease shall limit
Assignor's liabilities or obligations to Assignee as set forth in this
Assignment.

     5. Assignor represents and warrants that the amount of the Security Deposit presently held by the Landlord is $1,550,000 in the form of a letter of credit
(the "Existing Letter of Credit"). Assignee shall be responsible for providing
Landlord with a substitute letter of credit satisfying the provisions of Article
35 of the Lease on the Assignment Date (as more fully set forth in that certain
Consent to Assignment and Amendment to Lease, dated on or about even date herewith, and by and between Landlord, Assignor and Assignee).

     6. This Assignment is subject to, and shall become effective only upon the written consent of Landlord to the making of this Assignment, in the form attached hereto as Exhibit B.

     7. In consideration of Assignee entering into this Assignment and assuming the obligations of the Tenant under the Lease, Assignor agrees to pay to
Assignee the following;

     (a)  A construction allowance of $58,125.00 (less a credit for Base Rent paid by Assignor for the remaining days in the current month), payable on or before the Assignment Date.

     (b)  The sum of $322,109.37, payable in three (3) equal monthly installments of 107,369.79, which installments shall be payable (i) on the first day of the first month following the Assignment Date, (ii)
          on the first day of the second month following the Assignment Date, and (iii) on the first day of the third month following the Assignment
          Date.

     (c)  The following amounts in order to reimburse Assignee for a portion of the Fixed Rent due under the Lease as follows:

          (i)  Monthly installments of $18,567.71 commencing upon the first day of the fourth month following Assignment Date, and continuing until the earlier to occur of (l) the July 1, 2005 or (2) any earlier termination of the Lease.

          (ii) Monthly installments of $28,255.21 commencing on July 1, 2005 and continuing until the earlier to occur of (1) the day immediately preceding the fourth anniversary of the Assignment Date or (2)
               any earlier termination of the Lease.

          (iii) Monthly installments of $25,026.04 commencing on the fourth anniversary of the Assignment Date and continuing until the earlier to occur of (1) the Expiration Date for the initial Term of the Lease of July 31, 2010, or (2) any earlier termination of the Lease.

     (d)  Monthly payments equal to one-twelfth (1/12th) of the lesser of (i)
          Tenant's Proportionate Share of the increase in Taxes for the
          2003/2004 Comparison Year over the Base Taxes, or (ii) in the event
          Taxes for any Lease Year are less than the Taxes for the 2003/2004
          Comparison Year, Tenant's Proportionate Share of the increase in Taxes for such Comparison Year over the Base Taxes ("Assignor's Tax
          Contribution"). Assignor's Tax Contribution shall be payable to
          Assignee on or prior to the first day of each month commencing upon the first day of the first month following Assignment Date, and continuing until the earlier to occur of (i) the Expiration Date of the initial Term of the Lease on July 31, 2010 or (ii) any earlier termination of the Lease. Monthly payments shall

          be based upon Landlord's estimate of Tenant's Tax Payments as set forth in Section 8.2 of the Lease, and shall be subject to annual reconciliation within ten (10) Business Days after each annual
          Statement of Taxes is provided to Assignor.

     (e)  Monthly payments equal to one-twelfth (1/12th) of the lesser of (i)
          Tenant's Proportionate Share of the increase in Operating Expenses for the 2003 Comparison Year over the Base Operating Expenses, or (ii) in the event Operating Expenses for any Comparison Year (as defined in the Lease) are less than the Operating Expenses for the 2003
          Comparison Year, Tenant's Proportionate Share of the increase in
          Operating Expenses for such Comparison Year over the Base Operating
          Expenses ("Assignor's Operating Expense Contribution"). Assignor's
          Operating Expense Contribution shall payable to Assignee on or prior to the first day of each month commencing upon the first day of the first month following Assignment Date, and continuing until the earlier to occur of (i) the Expiration Date of the initial Term of the
          Lease on July 31, 2010 or (ii) any earlier termination of the Lease.
          Monthly payments shall be based upon Landlord's estimate of Tenant's
          Operating Payment as set forth in Section 8.3 of the Lease, and shall be subject to annual reconciliation within ten (10) Business Days after each annual Statement of Taxes is provided to Assignor.

     (f)  In the event Assignor does not deliver possession of the Leased
          Premises to Assignee on or before December 3, 2003, then Assignor hereby agrees to pay to Assignee a sum equal to $4,440 per day for each day after December 3, 2003 that Assignor does not deliver possession of the Leased Premises to Assignee, with at least twenty
          (20) days prior written notice to Assignee of the delivery date.

     8. Assignor and Assignee each warrants and represents to the other that it had no dealing with any broker or finder concerning this Assignment other than
CBRE Real Estate Services, Inc. and The Garibaldi Group in cooperation with The
Staubach Company (collectively, the "Brokers"). Each party hereto agrees to indemnify and hold the other party harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of claims against the other party by any other broker, consultant, finder or like agent claiming to have brought about this
Assignment based upon the alleged acts of the indemnifying party. Assignor shall be responsible for any commissions and fees owed to Brokers in connection with this Assignment and its negotiation pursuant to a separate agreement between
Assignor and/or Assignee and Brokers.

     9. This Assignment shall be construed and enforced in accordance with the laws of the State of New York. Assignee and Assignor agree that any action or proceeding brought to enforce any provision of this Assignment shall be brought in the courts of the State of New York.

     10. Assignor represents and warrants to Assignee that (a) Assignor is the holder of the tenant's interest in the Lease, (b) Assignor's interest as tenant under the Lease has not been pledged or otherwise assigned to any other party,
(c) Exhibit A contains a true and complete copy of the Lease and any amendments thereto, and (d) all rent due and payable under the Lease has been paid by
Assignee through the date hereof, (e) Assignee has receive no notice from
Landlord that Assignor is in default of any of its obligations under the Lease, and (f) Assignor has not exercised its renewal option as provided in Article 37 of the Lease.

     11. Assignor covenants, represents and warrants to Assignee that, as of the date hereof, and through the Assignment Date:

          a. Assignor is in, and shall be in compliance with all Requirements applicable to the Leased Premises, as more fully set forth in Section 9.1(a) of the Lease; and

          b. Tenant has not and shall not (i) cause or permit any Hazardous
Materials to be brought into the Building, (ii) cause or permit the storage or use of the Hazardous Materials in any manner not permitted by any Requirements, or (iii) cause or permit the escape, disposal or release of any Hazardous
Material within the vicinity of the Building.

     12. Assignor therefore agrees if Assignor can not deliver the Leased
Premises to Assignee on or before November 3, 2003, then the Assignment Date shall be made effective as of the date which Assignor actually delivers possession to Assignee (which date shall not be less than 20 days after Assignee receives written notice that Assignor is able to deliver possession on such date). Further, notwithstanding anything to the contrary herein, if Assignor is unable to deliver the Leased Premises to Assignee on or before December 31,
2003, then Assignee may terminate this Assignment (and retain the monetary payments set forth in Section 7(b) above) with written notice to Assignor.

     13. Each of the following events shall be an "Event of Default" hereunder:

          a. Assignor fails to pay when due any monetary payment required under this Assignment and such default continues for five Business Days after notice of such default is given to Assignor, except that if Tenant shall have given two such notices of default in the payment of any monetary payment in any twelve month period, Assignor shall not be entitled to any further notice of delinquency in the payment of any monetary payment or an extended period in which to make payment until such time as twelve consecutive months have elapsed without Assignor having failed to make ay such payment when due, and the occurrence of any default in the payment of any monetary payment within such twelve month period after giving of two such notices shall constitute and Event of Default; or

          b. Assignor defaults in the observance or performance of any other term, covenant, condition of this Assignment to be observed or performed by
Assignor and such default continues for more than 20 days after notice by
Assignee of such default; or

          c. Assignor's interest in this Assignment shall devolve upon or pass to any Person, whether by operation of law or otherwise (provided, however,
Assignor may merge with another entity so long as (i) Assignee is provided notice thereof and (ii) such new entity is liable hereunder); or

          d. Assignor generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

          e. Assignor files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present of future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Assignor or for all or part of Assignor's property; or

          f. if, within 60 days after the commencement of any proceeding against
Assignor, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for Assignor or for all or any part of Assignor's property, without the consent or acquiescence of Assignor, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Assignor or any of Assignor's property pursuant to which the Leased Premises shall be take or occupied or attempted to be take or occupied by someone other than Assignor.

     14. If any Event of Default occurs, Assignee shall have the following rights and remedies:

          a. Assignee shall have the right to accelerate all payments due, through and including the Expiration Date for the initial Term of the Lease, under Subsection 7(c)(i)-(iii) of this Assignment, and such payments (less a discount rate of four percent (4%)) shall at once become due and payable and may be collected forthwith ("Accelerated Monthly Rent Payments");

          b. Assignee shall have the right, as liquidated and agreed damages, to estimate the payments due under Subsections 7(d) and (e) above by multiplying the then applicable monthly payment amount under Subsections 7(d) and (e) and multiplying such monthly payment amount (less a discount rate of four percent
(4%)) by the total months remaining under the initial Term of the Lease
("Liquidated Damages"), and declare such amount due and payable;

          c. Assignor shall pay to Assignee all monetary payments then due and payable under the terms of this Assignment, the Accelerated Monthly Rent
Payments and Liquidated Damages;

          d. Assignee shall be entitled to draw upon the letter of credit deposited by Assignor as security, and Assignor shall be entitled to the proceeds thereof, which monies, shall be applied to the amounts due and owing to
Assignee and against any damages payable by Assignor to Assignee;

          e. Any damages payable under this Assignment and not paid when due shall bear interest at the Interest Rate from the due date until paid, and the interest shall be deemed additional payments required hereunder; and

          f. The rights and remedies set forth above are cumulative and shall not preclude Assignee from invoking any other remedy allowed in law or equity.

     15. a. Assignor shall, within 15 days after the execution of this
Assignment, deliver a clean, irrevocable, non-documentary and unconditional letter of credit from Wachovia Bank, N.A. or other financial institution and in form reasonably approved by Assignee ("Letter of Credit"). The Letter of Credit
shall (i) name Assignee as beneficiary, (ii) be in the initial amount of
$1,000,000.00, (iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Assignor without the payment of any fees or charges by Assignee, and (vi) otherwise be in form and content reasonably satisfactory to Assignee. Subject to the reductions in the face amount of the
Letter of Credit set forth below, the Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the issuing bank sends notice
("Non-Renewal Notice") to Assignee by certified mail not less than 45 days next preceding the then expiration date of the letter of credit stating that the issuing bank has elected not renew the letter of credit. Assignee shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the letter of credit, by sight draft on the issuing bank, and shall thereafter hold or apply the cash proceeds of the letter of credit as permitted by this
Assignment.

          b. Notwithstanding the above, the Letter of Credit shall provide that it shall automatically be reduced by the amount of $125,000.00 on each annual anniversary of the execution of this Assignment, or if no automatic reduction provision is contained in the Letter of Credit, the Letter of Credit may be
replaced by a new Letter of Credit for such reduced amount or an amendment to the existing Letter of Credit reducing the face amount thereof. Upon delivery to
Landlord of a replacement Letter of Credit in such reduced face amount, but meeting all of the other requirements set forth above, the then existing Letter of Credit will be returned to Tenant.

          c. Assignor shall annually make available for Assignee's inspection such financial statements and information as reasonably required by Assignee in order for Assignee to determine Assignor's ability to perform Assignor's obligations hereunder.

          d. Notwithstanding anything to the contrary herein, if within 30 days of the date of this Assignment Assignor fails to deliver the Letter of Credit, then Assignee may terminate this Assignment with written notice to Assignor.

     16. In the event that Landlord seeks reimbursement (from either Assignee or
Assignor) for the costs and expenses incurred by Landlord in connection with this Assignment, Assignor and Assignee hereby agree to equally (i.e. 50/50)
split responsibility for such costs and expenses.

     17. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto may execute and deliver this Assignment by forwarding facsimile, telefax, or other means of copies of this Assignment showing execution by the parties sending the same, and the parties agree and intend that such signature shall have the same effect as an original signature, that the parties shall be bound by such means of execution and delivery, and that the parties hereby waive any defense to validity based on any such copies or signatures.

     18. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the undersigned have executed this document effective as of the date and year first above written.

                                        ASSIGNOR:

                                        McCARTER & ENGLISH, LLP

                                        By: /s/Andrew T. Berry
                                            ------------------------------------
                                        Name: Andrew T. Berry
                                        Title: Chairman, Executive Committee

                                        ASSIGNEE:

                                        GREENHILL & CO., LLC

                                        By: /s/Harold J. Rodriguez, Jr.
                                            ------------------------------------
                                        Name: Harold J. Rodriguez, Jr.
                                        Title: Chief Financial Officer

                                    EXHIBIT A
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